LEASE AGREEMENT

     Lease made and entered into as of the Thirteenth day of May, 1996, by and between ACORN LEASING CO INC., a Corporation with a principal place of business at 145 Broadway Road, Dracut, Middlesex County, Massachusetts, hereinafter referred to as "Lessor", and PRESSTEK INC., with a principal place of business at 8 Commercial Street, Hudson, New Hampshire, hereinafter referred to as "Lessee".

     1. Lease of Premises. The Lessor hereby leases to the Lessee, and the Lessee hereby leases from the Lessor, under the terms and conditions hereinafter set forth, the "Leased Premises", consisting of the real property described in Exhibit "A". The leased Premises consist of two (2) office areas of 4,000 square feet each and one (1) 21,000 square foot section of warehouse/manufacturing space located at 18-20 Hampshire Drive Hudson, N.H. The Lessor covenants and agrees with the Lessee that it is the owner in fee simple of the Leased Premises and has the right to make this Lease, and that upon the Lessee's paying the rent and observing and performing all of the terms, covenants and conditions on the Lessee's part to be observed and performed under this Lease, the Lessee may peaceably and quietly have, hold, occupy and enjoy the Leased Premises.

     2. Term. The Term of this Lease shall be considered to have effectively commenced on June 1, 1996 and shall continue for thirty-six (36) Months to May 31, 1999, unless terminated or renewed as hereinafter provided.

     3. Option to Extend.

     (A) RIGHT TO EXTEND

     Lessee shall have the right, at its election to extend the original term of this Lease for two (2) additional periods of twelve (12) Months commencing upon the expiration of the original term, provided that Lessee shall give Lessor notice of the exercise of its election at least one (1) month prior to the expiration of the original term and provided further that Lessee shall not be in default at the time of giving of such notice in the performance or observance of any of the terms and conditions in this lease contained on the part of Lessee to be performed or observed. Except as expressly otherwise provided in this Lease (Basic Rent Adjustment), all the agreements and conditions in this Lease contained shall apply to the additional period to which the original term shall be extended as aforesaid. If Lessee shall give notice of the exercise of the election in the manner and within the time provided aforesaid, the Term shall be extended upon the giving of the notice without the requirement of any action on the part of Lessor.

     (B) BASIC RENT ADJUSTMENT

     The Basic Rent payable for said additional periods beyond the original Thirty-six Month term shall be as follows; Year Four and Year Five will be $116,000 NNN for each year. If the Lessee wishes it shall have the right to continue after year five upon the terms and conditions herein except that the rent will be set at the Market price.

     4. Basic Rent. During the term of this Lease, the Lessee shall pay as basic rent the sum of $313,200.00 NNN, payable in advance in monthly installments of $8,458.33 NNN for Year One, $8,700.00 NNN for Year Two and $8,941.67 NNN for year 3, commencing on the First day of June, 1996, and payable on the first day of every month thereafter starting June 1, 1996, during the term hereof. Rent shall be prorated for any period of less than a month. A late charge shall be paid to the Lessor for any payment that is more than ten (10) days in arrears in the sum of in the sum of fifteen (15) percent per annum, compounded monthly, of the amount of said late payment. Such interest shall constitute additional rent payable hereunder.

     5. Fuel Adjustment. Heat is Lessee's responsibility.

     6. Security Deposit. Upon execution of this Lease, the Lessee shall pay onto the Lessor the amount of $8,458.33, which shall be held as security for the Lessee's full performance as herein provided and refunded to the Lessee at the end of this lease, subject to the Lessor's satisfactory compliance with the terms and conditions hereof. The Lessor shall not be obligated to pay interest to the Lessee for this security deposit.

     7. Utilities. The Lessee shall pay all charges for electricity used on the premises (including that consumed in connection with heating and air conditioning) which shall be separately metered and billed directly to the Lessee. The Lessee shall provide and pay for heating fuel sufficient for its purposes and sufficient to maintain the premises at a safe temperature at all times.

     8. Access. The Lessee and its invitees shall have the right to reasonable access to and use of the common areas and facilities and the parking area adjacent to the premises and owned by the Lessor in common with all other occupants of the entire building at the site along with their invitees. The Lessee and its invitees shall not obstruct or block or impede the mutual use of the common areas and facilities and the parking area by other occupants and their invitees. The Lessee shall cooperate with the Lessor and other occupants in the reasonable and mutual use of the common areas and facilities and the parking areas.

     9. Use of Premises. The Lessee shall use the premises for light manufacturing, assembly, administrative and research offices and warehousing of material to produce plates for printing machinery, and uses reasonably incident thereto and in conformity with Federal, State and Local Laws, regulations and codes. The Lessee acknowledges that no trade or occupation shall be conducted upon the leased premises or use made thereof which will be unlawful, improper, noisy (considering the building is in an industrial zone), offensive to neighbors or other tenants in the building, or contrary to any law or any municipal by-law or ordinance in force in the Town of Hudson. The Lessee shall not permit any use of the Leased Premises which will make voidable or increase the premium on or cost of any insurance on the property of which the Leased Premises are a part, or on the contents of said property, or which shall be contrary to any law or to any regulation from time to time established by the New England Fire

Insurance Rating Association or any similar body succeeding to its powers. The Lessee shall upon demand reimburse the Lessor and all other tenants all extra insurance premiums caused by the Lessee's use of the premises.

     10. Yard Area. The Lessee agrees to maintain the grass and yard area. The Lessor will maintain the paved areas except for the sidewalk and will cause the snow removal of the parking lot area only, the Lessee is responsible for the sidewalk area and Lessee will be billed its pro rata share of the cost of snow removal for the parking area.

     11. Maintenance by Lessee. The Lessee agrees to maintain the Leased Premises in the same condition as they are at the commencement of the term or as they may be put into during the terms of this Lease, reasonable wear and tear and damage by fire and other unavoidable casualty only excepted, and whenever necessary, to replace plate and other glass attached to the Leased Premises, acknowledging that the Leased Premises are presently in good order and the glass whole. The Lessee agrees to keep clean and maintain and furnish supplies to any restroom facilities used or intended to be used exclusively by Lessee in connection with the Leased Premises and the Lessee shall install and replace and maintain all light bulbs in the Leased Premises. The Lessee shall be responsible for the maintenance and replacement of any plumbing, heating, air conditioning and electrical equipment servicing the Leased Premises due to acts of negligence or misuse by the Lessee and its agents, employees and invitees.

     12. Alterations Additions and Improvements. The Lessee shall not make any alterations to the premises without the prior written consent of the Lessor. If the Lessee wishes to alter the premises in any way, it shall first notify the Lessor, detailing the expected alterations, improvements, or additions, and obtain the written consent of the Lessor, which consent the Lessor shall not unreasonably withhold.

     Lessee may remove all such alterations, additions and improvements and its trade fixtures and equipment regardless of the manner affixed to the premises and Lessee shall repair any damage caused by such removal.

     13. Signs. Lessee shall not have the right to erect signs or lettering on the exterior walls of the building, interior walls in the lobby or on any door or window of the demised premises, or any freestanding signs outside the building unless it shall first obtain the written consent of the Lessor and any governmental agency having jurisdiction over such signs. Lessee shall remove all signs and lettering at the termination of this Lease, and shall repair any damage and close any holes caused by such removal.

     14. Insurance.

     A. Lessor agrees to carry adequate fire and extended coverage insurance (100% replacement cost) on the building of which the Leased Premises are a part.

     B. Lessee shall not permit any operation to be conducted in the Leased Premises that would cause suspension or cancellation of the fire and extended coverage insurance policy carried by Lessor.

     C. Lessee shall maintain and keep in force public liability insurance in the amounts of $500,000.00 per person or $500,000.00 per occurrence and $500,000.00 for property damage, and name the Lessor as an insured party in such insurance. The Lessee shall provide the Lessor with a copy of such policy prior to occupancy.

     D. Lessee shall obtain and maintain at its sole expense Workmen's Compensation Insurance covering all of the employees working in the premises.

     E. Lessee shall cause the Lessor to receive duplicates or certificates of insurance policies which Lessee must maintain pursuant to the terms of this Lease, and also provide evidence of prompt payment of premium, upon demand by Lessor. All such insurance certificates and policies referred to hereinabove shall provide that such policy shall not be cancelled without at least ten (10) days prior written notice to each insured named therein, including the Lessor.

     15. Additional Covenants of Lessee. The Lessee covenants at its expense, at all times during the term of this Lease, as follows:

          A. The Lessee shall make all repairs, alterations, additions, or replacements to the Leased Premises required by any law or ordinance or any order or regulations of any public authority because of Lessee's use thereof and not required to be made by lessor hereunder; to keep the Leased Premises equipped with all safety appliances so required for any such use; and to comply with the orders and regulations of all governmental authorities.

          B. Any alterations and changes in the Leased Premises made by the Lessee shall not injure the safety of the structure thereof nor diminish its value, and such work shall be done in a good and workmanlike manner, employing materials of good quality and complying with all governmental requirements, including the obtaining of any licenses or permits for the making of such alterations, changes or installations and in connection therewith the Lessee agrees to save the Lessor harmless and indemnified from all injury, loss, claims or damages to any person or property occasioned by or growing out of such work and the Lessee agrees to pay promptly when due the entire cost of any work to the Leased Premises so that said property shall at all times be free of liens for labor and materials and to discharge any such lien forthwith upon request by bonding, payment or otherwise.

          C. The Lessee shall comply with all applicable building, zoning and land use, environmental protection, hazardous waste, sanitary and safety laws, rules and regulations, including but not limited to Chapter 21E: will not permit or commit waste on the Leased Premises or any nuisance thereon: and will not use or occupy the Leased Premises in any manner which makes cancelable any insurance then in force.

          D. The Lessee shall at its sole cost, maintain and repair the Leased Premises in accordance with Article 11 of this Lease and keep the same in good and serviceable condition and in at least as good condition and repair (reasonable wear and tear and casualty loss excepted) as it was on the date this Lease was actually executed or date of occupancy, whichever occurs later, with respect to each portion of the Leased Premises. It is the understanding of the parties that it is the Lessor's responsibility to maintain the exterior of the Leased Premises, the roof, the plumbing, air conditioning in the office areas and heating systems, the sprinkler system, and structural systems, as well as the other items mentioned in Article 10 of this Lease.

          G. The Lessee agrees that all personal property in the Leased Premises shall be at the sole risk of the Lessee, unless any such damage is caused by the negligence of the Lessor or by its failure to properly maintain those portions of the premises for which it is responsible under the terms of this Lease.

          H. The Lessee shall save the Lessor harmless and indemnified from all injury, loss, claims or damage to any person or property: (1) While on the Leased Premises unless caused by the act or negligence of the Lessor or anyone whom the Lessor is legally responsible for, and (2) occasioned by any omission, neglect or default of the Lessee or anyone for whom the Lessee is responsible: including all costs, counsel fees, expenses and liabilities reasonably incurred by the Lessor in connection with defending any claim, action or proceeding related to the foregoing.

          E. The Lessee shall comply with the rules and regulations attached hereto and all other reasonable rules and regulations hereafter made by Lessor (but only after copies thereof have been delivered to Lessee) and mutually agreed upon for the care and use of the building and lot and their facilities and approaches, it being expressly understood, however, that Lessor shall not be liable to Lessee for the failure of other tenants of the building to conform to such rules and regulations.

     16. Fire Casualty Eminent Domain. Should a substantial portion of the Leased Premises or of the property of which the Leased Premises are a part be substantially damaged by fire or other casualty or be taken by eminent domain, the Lessor may elect to terminate this Lease. When such fire, casualty or taking renders the Leased Premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made and the Lessee may elect to terminate this Lease if:

                  (a) The Lessor fails to give written notice within thirty (30) days of intention to restore the Leased Premises; or

                  (b) The Lessor fails to restore the Leased Premises to a condition substantially suitable for their intended use within one hundred twenty (120) days of said fire, casualty, or taking.

     The Lessor reserves and the Lessee grants to the Lessor all rights which the Lessee may have for damage or injury to the Leased Premises for any taking by eminent domain, except for damage to the Lessee's personal property, equipment or fixtures.

     17. Assignment and Subletting. The Lessee shall not assign this Lease or any interest therein in whole or in part, nor sublet all or any part of the Leased Premises, without the express written consent of the Lessor, which consent shall not be unreasonably withheld or delayed. In the event of any assignment or sublease, the Lessee shall notify the Lessor in writing and provide the Lessor with signed copies of any documents relative thereto.

     18. Subordination. The Lessee hereby covenants and agrees that the within Lease is and/or shall be subject to and subordinate to any mortgage or mortgages securing notes executed by Lessor, which may now or hereafter affect the Leased Premises, and to advances made thereunder and to the interest thereon and to all renewals, modifications, consolidations, replacements and extensions thereof; and the said Lessee hereby covenants and agrees to execute the necessary instrument or instruments permitting said Lease to be subject to and subordinate to the rights of any present or future mortgages, which now or hereafter affect said Leased Premises, so that said rights of any present or future mortgages may hereby be secured and be prior in lien to said Lease. The Lessee hereby constitutes and appoints the Lessor, the Lessee's attorney-in-fact, to execute any said instrument or instruments for and on behalf of the Lessee. However, the foregoing is on the condition that so long as the Lessee is not in default in the payment of rent or any other of the terms and conditions of this Lease, the rights of the Lessee under said Lease shall not be terminated and the possession of said Lessee shall not be disturbed by any mortgages or anyone who has acquired any rights under any such mortgage and that any sale or foreclosure shall be subject to such Lease. Lessor shall obtain from any mortgagee of the premises a non-disturbance agreement reasonably satisfactory to Lessee protecting Lessee in accordance with the preceding sentence.

     19. Defaults and Remedies.

          a. Defaults. The Lessee shall be held in default under this Lease if any of the following events shall occur:

               (1) The Lessee shall fail to make any payment of the basic rent, or additional rent provided for hereunder when due and said payment continues to remain unpaid fifteen (15) days after written notice thereof is given to Lessee by Lessor.
               (2) The Lessee shall fail to observe or perform any other of its covenants or obligation under this Lease and no action shall be taken to remedy such failure within thirty (30) days after written notice thereof is given to Lessee by the Lessor.
               (3) The Lessee's interest in this Lease shall be taken on execution or other process of law in any action against the Lessee.

          b. Remedies. In the event of a default hereunder which has not been cured by Lessor within the permitted time period, the Lessor may, to the extent legally permitted, in addition to its other remedies under law or equity, exercise any or all of the following remedies:

               (2) Entry. The Lessor may, after the expiration of the ten (10) day period referred to in Paragraph 21 (b)(l) immediately or thereafter and without demand or further notice make entry and repossess the premises, and thereupon this Lease shall terminate.

          c. Obligations After Default. If the Lessor shall terminate this Lease as provided in Paragraph 21 (b)(2) above, the Lessee shall be liable for basic rent, adjustments and additional rent for the balance of the original term of this Lease as if such termination had not occurred. The Lessor shall take reasonable action to reduce or mitigate the Lessee's obligations under this Lease. The proceeds of any reletting or subletting of the Leased Premises after entry shall be credited against the Lessee's obligations hereunder.

          d. Costs. In the event of Lessee~s default, the Lessor shall be entitled to recover reasonable costs and attorney's fees in connection with any action taken in enforcing the Lessee~s obligations under this Lease.

          e. Non-Waiver. No waiver by the Lessor of any violation or default in performance by the Lessee shall constitute or be construed as a waiver of any other violation or default in performance, nor shall lapse of time after violation or default in performance by the Lessee, Lessee having failed to cure, before the Lessor shall exercise its option under this paragraph, operate to defeat the right of the Lessor to declare this Lease null and void and to re-enter upon the Leased Premises after the said violation for default in performance.

     20. Insolvency. It is further agreed that if at any time during the term of this Lease, the Lessee shall make any assignment for the benefit of creditors or be decreed insolvent or bankrupt according to law, or if a Receiver shall be appointed for the Lessee, than the Lessor may, at its option, terminate this Lease, exercise of such option to be evidenced by notice to that effect served upon the Assignee, Receiver, Trustee or other person in charge of the liquidation of the property of the Lessee or the Lessee's estate, but such termination shall not release or discharge any payment of rent payable hereunder and then accrued, or any liability then accrued by reason of any agreement or covenant herein contained on the part of the Lessee or the Lessee's legal representatives.

     21. Holding Over. In the event that the Lessee shall remain in the Leased Premises after the expiration of the term of this Lease and without having executed a new written Lease or executing its right to renew with the Lessor, such holding over shall not constitute a renewal or extension of this Lease. The Lessor may, at its option, elect to treat the Lessee as one who has not removed at the end of its term, and thereupon be entitled to all the remedies against the Lessee provided by law in that situation, or the Lessor may elect, at its option, to construe such holding over as a tenancy from month to month, subject to all the terms, provisions, and conditions of this Lease insofar as same are applicable to a month to month tenancy.

     22. Indemnification and Liability. The Lessee shall hold and save the Lessor harmless from all loss and damage occasioned by the use or escapade of water by the bursting or breaking or leaking of pipes in areas within the Leased Premises and caused by Lessee's negligence or violation of any covenant of this Lease, as well as from any claim or damage resulting from any neglect in not removing snow and ice as required herein or by any nuisance made or suffered upon the Leased Premises by Lessee, its agents or employees or upon the property of which said Leased Premises are a part unless such loss is caused by the neglect of the Lessor.

     23. Lessor's Access. The Lessor or agents of the Lessor may, at reasonable times, and upon reasonable notice, enter to view the Leased Premises and may remove placards and signs not approved or affixed as herein provided, and make repairs and alterations as Lessor should elect to do provided such action does not interfere with the Lessee's business, except in emergency situations. Lessor may show the Leased Premises to others, and at any time within three (3) months before the expiration of the term, may affix to any suitable part of the Leased Premises a notice for letting or selling the Leased Premises or property of which the Leased Premises are a part and keep the same so affixed without hindrance or molestation.

     24. Relationship of Parties. It is understood and agreed that the relationship of the parties hereto is strictly that of landlord and tenant and that the Lessor has no ownership of the Lessee's enterprise and that this Lease shall not be construed as a joint venture or partnership, the Lessee is not and shall not be deemed to be agent or representative of the Lessor.

     25. Notice of Lease. The Lessee agrees that it will not record this Lease. However, both parties shall, upon the request of either, execute and deliver a Notice of Lease in such form as may be required by statute for recordation purposes.

     26. Notice. Any and all notices and communication by either party to the other required by this Lease or any extension or extensions thereof shall be in writing and shall be deemed to be duly given if mailed by Registered or Certified Mail, return receipt requested, postage prepaid, addressed to either party for the other party as follows:

                  For tee Lessor:              Acorn Leasing Co Inc.
                                               145 Broadway Road
                                               Dracut, MA 01826

                  For the Lessee:              Presstek, Inc.
                                               8 Commercial Street
                                               Hudson, N.H. 03059

or to such other address as either party may, from time to time, designate by written notice given to the other by Registered or Certified Mail, postage prepaid, return receipt requested, at least ten (10) days before the effective date of any such change of address.

     27. Miscellaneous Provisions.

          a. Right of First Refusal to Purchase. Lessee shall have the right of first refusal to purchase the building of which the Leased Premises is a part on the same terms and conditions as offered to Lessor in writing by any third party. Lessor shall notify Lessee in writing of such offer and shall submit an agreement to Lessee embodying the terms and conditions upon which a bona fide third party has agreed to purchase the property (the "Purchase Agreement"). Within thirty (30) days after the receipt of such notice and Purchase Agreement, Lessee shall, if it desires to purchase the said building, deliver to Lessor the signed Purchase Agreement. Should Lessee exercise the right of first refusal, a closing shall occur within sixty (60) days of delivery of the signed Purchase Agreement to Lessor unless the transaction with the third party would have closed later in which case the Lessee may have until such later date.

          aa. Right of First Refusal to Lease. (1) Lessee shall have the right at any time and upon sixty (120) days notice to Lessor, to lease the remainder of the building of which the Leased Premises is a part upon the same terms and conditions set forth in this Lease. The rent shall be set at a rate equal to the rate per square foot that Lessee is leasing the Leased Premises for in accordance with paragraphs 3 and 4 above at the time the additional premises are occupied. Lessee and Lessor shall enter into an amendment to this Lease to effectuate the lease of the additional premises (the "Amendment"). (2) Lessee shall also have the right of first refusal to lease the remainder of the building of which the Leased Premises is a part on the same terms and conditions as offered to Lessor in writing by any third party or on the same terms and conditions and rent as described in the preceding paragraph 27 aa(1) as chosen by Lessee. Lessor shall notify Lessee in writing of any such offer and shall submit a lease to Lessee embodying the terms and conditions upon which a bona fide third party has agreed to lease the remainder of the property (the "Additional Lease"). Within thirty (30) days after the receipt of such notice and Additional Lease, Lessee shall, if it desires to lease the additional premises, deliver to Lessor the signed Additional Lease or the Amendment.

          aaa. Parties. Except as otherwise provided, the terms, and provisions of this Lease shall be binding upon and inure to the benefit of the successors and assigns, respectively, of the Lessor and the Lessee.

          b. Severability. In the event that any provision of this Lease shall be invalid in any circumstances, such invalidity shall not effect any other provisions or circumstances.

          c. Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

          d. Governing Law. This Lease shall be governed by the State of New Hampshire.

          e. Landlord/Lessor's Consent. Wherever in this Lease the consent or approval of the Lessor shall be required, such approval or Consent shall not be unreasonably withheld or delayed.

     IN WITNESS WHEREOF, the said parties have caused their corporate seals to be hereto affixed and these presents to be signed, acknowledged and delivered in their names and behalf this 13th day of May, 1996.

                                  LESSOR:

                                             /s/ Suzanne T. Toupe  5-13-96
                                             -------------------------------
                                             Acorn Leasing Co. Inc.

                                  LESSEE:

                                             /s/ RA Williams       5-17-96
                                             --------------------------------
                                             Presstek Inc.

                              RULES AND REGULATIONS

     1. The public sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the demised premises.

     2. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the demised premises or Building so as to be visible from outside the demised premises without the prior written consent of the landlord. In the event of the violation of this paragraph, Landlord may remove same without any liability, and may charge the expense incurred in such removal to Tenant, as additional rent.

     3. No awnings, curtains, blinds, shades, screens or other projections shall be attached to or hung in, or used in connection with, any window of the Premises or any outside wall of the Building without the prior written consent of Landlord. Such awnings, curtains, blinds, shades, screens or other projections must be of a quality, type, design and color, and attached in the manner, approved by Landlord.

     4. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were designed and constructed, and no sweepings, rubbish, rags, acids or like substances shall be deposited therein. All damage resulting from any misuse of said fixtures by Tenant or anyone claiming under Tenant shall be borne by Tenant.

     5. Tenant must, upon the termination of its tenancy, return to Landlord all locks, cylinders and keys to the demised premises and any offices therein.

     6. Tenant shall be responsible for locking any doorway between the demised premises and the remainder of the Building during such of the aforesaid times as Landlord shall determine so to exclude persons from the remainder of the Building; and if Tenant shall fail to do so, Tenant shall be liable to Landlord for all wrongful acts of such persons who may gain access to the remainder of the Building through any such door.

     9. Canvassing, soliciting, and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

     10. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof without the prior consent of Landlord.

     11. Landlord reserves the right to rescind, alter, waive and/or establish any rules and regulations, which, in its judgment, are necessary, desirable or proper for its best interests and the best interests of the occupants of the Building, which will not interfere with the intended use of the demised premises by the Tenant.

     12. Landlord reserves the right at any time from time to time to change the name and/or address of the Building.

                                   EXHIBIT "A"
                                      PLAN
                              18-20 HAMPSHIRE DRIVE
                                  HUDSON, N.H.



         ACORN LEASING CO INC.                              PRESSTEK INC.



            PRESSTEK INC.                                   PRESSTEK INC.